Exhibit 99.1

Akorn Reports 2010 Fourth Quarter and Year-End Financial Results

-Achieves Annual Core Revenue Growth of 81%-

LAKE FOREST, Ill.--(BUSINESS WIRE)--March 1, 2011--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the fourth quarter and year ended December 31, 2010.

Raj Rai, Chief Executive Officer commented, “We had another great quarter and ended the year on a positive note. The year 2010 was a very successful year as in a relatively short period of time we have strengthened the foundation of our company. Going forward, we plan to accelerate growth by investing in R&D, making opportunistic and strategic acquisitions and finally, increasing capital expenditures to expand capacity and enhance the productivity of our plants.”

2010 Key Highlights and Accomplishments

  Core business revenue growth of 60% over the prior year quarter and annual 2010 core revenue growth of 81% over the prior year. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
  Sustained gross margins of 53% for the fourth quarter of 2010, consistent with third quarter 2010 results.
  Sale of the Akorn-Strides, LLC joint venture product portfolio to Pfizer for $63.2 million. Akorn Inc. owns 50% of the joint venture and received $35 million in proceeds from the sale.
  Prepaid high-cost subordinated debt of approximately $5.8 million during the fourth quarter of 2010. The Company is now debt free and will realize annual interest expense savings of approximately $0.9 million.
  Initiated R&D strategy and completed the development of 16 new products.
  Filed 5 new internally developed ANDAs with a combined market value of $400 million.
  In-licensed four filed partner ANDAs with a combined market value of $900 million during the year, of which two having a combined market value of $170 million were in-licensed during the fourth quarter.
  Launched Erythromycin ophthalmic ointment and injectable Hydromorphone.

Consolidated revenue for the fourth quarter of 2010 was $24.0 million, up 32% over the prior year quarter consolidated revenue of $18.2 million. Fourth quarter 2010 core business revenue was $24.0 million, up 60% over the prior year quarter core revenue of $15.0 million. The increase in core business revenue was the result of the continued growth of products launched in 2010, record high contract services revenue, and an increase in antidote product sales consistent with the expiration of previously sold lots.

Consolidated revenue for the year 2010 was $86.4 million, up 14% over the prior year consolidated revenue of $75.9 million. Core business revenue for the year 2010 was $81.2 million, up 81% over the prior year core revenue of $44.8 million.

Consolidated gross margin for the fourth quarter of 2010 was 53% compared to 33% in the comparable prior year period. Fourth quarter core business gross margin was 53% compared to 37% in the comparable prior year period. Sustained improvements in gross margin are the result of favorable product mix, selected price increases, higher utilization of plant capacities and the launch of new, higher margin products in 2010.

Net income for the fourth quarter of 2010 was $23.7 million, and earnings per share were $0.23 per diluted share compared to a net loss of $(2.6) million and a loss per share of $(0.03) in the prior year quarter. Fourth quarter 2010 net income included $21.6 million in gain related to the sale of the joint venture’s product portfolio. The Company accounts for its investment in the joint venture under the equity method of accounting. The Company will recognize its share of the remaining gain from the sale in the second quarter of 2011. Fourth quarter 2010 net income also included $1.8 million in expense related to the prepayment of $5.8 million in subordinated debt. The expense included a $0.6 million cash prepayment fee and $1.2 million in non-cash expense for the write-off of deferred financing costs. The Company also incurred approximately $0.6 million in selling, general and administrative expenses in the fourth quarter 2010 related to a legal settlement with the prior CEO of the Company.

The Company generated $5.2 million in positive cash flow from operating activities in the fourth quarter of 2010 and ended the year with $42 million in cash and cash equivalents.

2011 Outlook

  The Company projects 2011 revenue in the range of $90.0 million to $94.0 million. This represents a 15% to 20% increase over 2010 core business revenue, excluding revenue from sales and services provided to the Akorn-Strides, LLC joint venture in both years.
  The Company’s 2011 gross margin is projected to be between 52% and 54%.
  The Company projects 2011 adjusted EBITDA of approximately $20.0 million to $24.0 million. This represents a 27% to 51% increase over 2010 adjusted EBITDA excluding the impact of the Company’s share of the Akorn-Strides, LLC joint venture in both years as well as the impact of the Company’s 2010 vaccine sales.
  In 2011, the Company expects to spend approximately $15 million to $20 million in capital expenditures to increase plant capacities and improve efficiencies.
  The Company is projecting 2011 R&D expenses of approximately $10.0 million compared to approximately $7.0 million in 2010.
  The Company’s 2011 outlook excludes the impact of any new approvals, new product launches or acquisitions after February 28, 2011.

Akorn’s R&D Pipeline

The Company has 17 ANDAs filed with the FDA with a combined annual market size of approximately $2.7 billion. The Company has completed development work on 12 additional products with a combined annual market size of approximately $1.1 billion and expects to file these products with the FDA shortly.

Fourth Quarter 2010 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, March 1, 2011, to discuss fourth quarter 2010 results followed by a Q&A session. The domestic call-in number is (800) 341-3130 and the international call-in number is (913) 981-5510. The confirmation code for all callers is 9993111. The URL for the webcast is http://www.videonewswire.com/event.asp?id=76449.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Other adjustments, such as supply agreement termination expenses and equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash expenses and various other infrequently occurring items which typically have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$24,045	$18,180	$86,409	$75,891
Cost of sales	11,286	12,222	43,944	60,219
GROSS PROFIT	12,759	5,958	42,465	15,672

Selling, general and administrative expenses	6,591	4,827	22,721	22,843
Research and development expenses	1,872	1,083	6,975	4,764
Amortization of intangibles	255	414	1,497	1,648
Supply agreement termination expenses	-	-	-	5,929
TOTAL OPERATING EXPENSES	8,718	6,324	31,193	35,184

OPERATING INCOME (LOSS)	4,041	(366)	11,272	(19,512)

Interest expense, net	(191)	(421)	(942)	(1,516)
Write-off and amortization of deferred financing costs	(2,021)	(274)	(2,841)	(2,013)
Equity in earnings of unconsolidated joint venture	22,033	908	23,368	1,580
Change in fair value of warrants liability	-	(2,411)	(8,881)	(3,843)
INCOME (LOSS) BEFORE INCOME TAXES	23,862	(2,564)	21,976	(25,304)
Income tax provision	115	-	152	2
NET INCOME (LOSS)	$23,747	$(2,564)	$21,824	$(25,306)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.25	$(0.03)	$0.24	$(0.28)
DILUTED	$0.23	$(0.03)	$0.22	$(0.28)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	93,872	90,385	92,801	90,253
DILUTED	103,336	90,385	99,250	90,253

AKORN, INC.
CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA
(UNAUDITED)

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$41,623	$1,617
Trade accounts receivable, net	11,270	9,225
Inventories	18,917	13,167
Prepaid expenses and other current assets	1,803	2,060
TOTAL CURRENT ASSETS	73,613	26,069
PROPERTY, PLANT AND EQUIPMENT, NET	32,731	31,473
OTHER LONG-TERM ASSETS
Intangibles, net	3,122	4,619
Deferred financing costs	1,545	3,800
Other	105	2,798
TOTAL OTHER LONG-TERM ASSETS	4,772	11,217
TOTAL ASSETS	$111,116	$68,759

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$4,894	$3,286
Accrued compensation	3,396	1,091
Accrued expenses and other liabilities	3,473	3,724
Advance from unconsolidated joint venture	10,177	-
Revolving line of credit - related party	-	3,000
Warrants liability - related party	-	9,065
Supply agreement termination costs	-	1,500
TOTAL CURRENT LIABILITIES	21,940	21,666
LONG-TERM LIABILITIES
Lease incentive obligations	1,125	1,304
Product warranty liability	1,299	1,299
Subordinated note - related party	-	5,853
TOTAL LONG-TERM LIABILITIES	2,424	8,456
TOTAL LIABILITIES	24,364	30,122
SHAREHOLDERS' EQUITY
Common stock, no par value -- 150,000,000 shares authorized, 93,975,334 and 90,389,597 shares issued and outstanding at December 31, 2010
and December 31, 2009, respectively	182,466	174,027
Warrants to acquire common stock	19,673	1,821
Accumulated deficit	(115,387)	(137,211)
TOTAL SHAREHOLDERS' EQUITY	86,752	38,637
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$111,116	$68,759

AKORN, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
OPERATING ACTIVITIES
Net income (loss)	$23,747	$(2,564)	$21,824	$(25,306)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,145	1,335	5,030	5,453
Write-off and amortization of deferred financing fees	2,021	274	2,841	2,013
Non-cash stock compensation expense	742	687	2,737	2,362
Non-cash supply agreement termination expense	-	-	-	1,051
Non-cash change in fair value of warrants liability	-	2,411	8,881	3,843
Equity in earnings of unconsolidated joint venture	(22,033)	(908)	(23,368)	(1,580)
Changes in operating assets and liabilities:	-	-
Trade accounts receivable	489	2,135	(2,045)	(2,696)
Inventories	(816)	4,242	(5,750)	16,996
Prepaid expenses and other assets	(1,261)	(1,573)	233	(345)
Supply agreement termination liabilities	-	-	(1,500)	1,500
Trade accounts payable	(645)	(1,172)	1,608	(5,509)
Accrued expenses and other liabilities	1,796	(556)	1,791	1,180
NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES:	5,185	4,311	12,282	(1,038)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(2,066)	(225)	(4,710)	(1,147)
Purchase of product licensing rights	-	-	-	(250)
Distributions from unconsolidated joint venture	35,158	-	36,265	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	33,092	(225)	31,555	(1,397)

FINANCING ACTIVITIES
Loan origination fees	-	(14)	-	(1,370)
(Repayments of) proceeds from line of credit	-	(4,509)	(3,000)	3,000
Repayment of subordinated debt - related party	(6,439)	-	(6,439)	-
Net proceeds from common stock and warrant offering	-	-	4,969	-
Proceeds under stock option and stock purchase plans	287	36	639	1,359
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(6,152)	(4,487)	(3,831)	2,989

INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	32,125	(401)	40,006	554
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,498	2,018	1,617	1,063
CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,623	$1,617	$41,623	$1,617

AKORN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

NET INCOME (LOSS)	$23,747	$(2,564)	$21,824	$(25,306)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization	1,145	1,335	5,030	5,453
Interest expense, net	191	421	942	1,516
Income tax provision	115	-	152	2
EBITDA	$25,198	$(808)	$27,948	$(18,335)

NON-RECURRING & NON-CASH INCOME & EXPENSES:
Non-cash stock compensation expense	742	687	2,737	2,362
Change in fair value of warrants liability	-	2,411	8,881	3,843
Write-off and amortization of deferred financing costs	2,021	274	2,841	2,013
Equity in earnings from unconsolidated joint venture
related to the sale of the joint venture's assets	(21,563)	-	(21,563)	-
Supply agreement termination expense	-	-	-	5,929
ADJUSTED EBITDA	$6,398	$2,564	$20,844	$(4,188)

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150